UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 19, 2014

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

SIGNATURES

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Unified Grocers, Inc. held its annual meeting of shareholders on February 19, 2014. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934. The purpose of the annual meeting was to elect the Board of Directors for the ensuing year and to consider an advisory vote on executive compensation.

The final results of the votes are:

1.	Election of Directors

Class A Directors	Votes For	Withheld Authority
Louis A. Amen	98,000	6,300
John Berberian	98,350	5,950
Richard E. Goodspeed	98,350	5,950
Paul Kapioski	98,000	6,300
Mark Kidd	98,350	5,950
John D. Lang	98,350	5,950
Jay T. McCormack	98,000	6,300
John Najjar	98,000	6,300
Thomas S. Sayles	98,350	5,950
Michael S. Trask	98,000	6,300
Kenneth Ray Tucker	98,000	6,300
Richard L. Wright	98,350	5,950

Class B Directors	Votes For	Withheld Authority
Oscar Gonzalez	298,714	12,177
Darioush Khaledi	298,977	11,914
Mimi R. Song	298,977	11,914

2.	Approval of Executive Compensation

Votes For	Votes Against	Abstain
76,650	9,100	19,250

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2014	UNIFIED GROCERS, INC.

	By	/s/ Harry H. Demas
Harry H. Demas
General Counsel and Secretary